Exhibit 99.1

eFunds Updates 2006 Outlook;
To Release Fourth Quarter and Full-Year 2006
Financial Results on February 21, 2007

Scottsdale, ARIZ., Jan. 25, 2007 — eFunds Corporation (NYSE: EFD), the Company that delivers innovative payment processing and information intelligence solutions, announced today that it will report financial results for the quarter and full year ended December 31, 2006, prior to the market opening on February 21, 2007. A one-hour conference call to discuss these results will be held at 10 a.m. ET with Paul Walsh, Chairman and CEO and George Gresham, Chief Financial Officer.

To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939) and provide the operator with the Conference ID number 7297261. The call will also be broadcast on the Company’s Web site at www.efunds.com under the “Investor Relations” tab. Interested parties are encouraged to click on the web cast link 10 to 15 minutes prior to the start of the conference call.

Forward Looking Statements

The Company reported that, although the audit of its 2006 consolidated financial statements has not yet been completed, it currently expects that revenues for 2006 will approximate $552 million with diluted earnings per share of approximately $1.15. Full-year 2006 revenues for its prepaid business are expected to approximate $85 million, with this business operating at a modest loss during the fourth quarter. “Even though the overall level of activity with respect to our prepaid operations remains quite positive, we are obviously disappointed that this unit failed to perform up to our expectations during our most recent quarter. We remain very optimistic about the fundamental near- and long-term prospects for this business.” said Paul Walsh, Chairman and CEO. Further details regarding the Company’s results for the fourth quarter and the full year will be discussed on the earnings call described above.

Replay Information
A replay of the conference call will be available beginning two hours after the call’s completion and will play through 11:59 p.m. ET on Mar. 7, 2007. You may access the replay by dialing 800-642-1687 (international callers dial 706-645-9291) and entering the Conference ID number 7297261. Additionally, a replay of the conference call will be available via the eFunds Web site at www.efunds.com.

About eFunds
With more than 30 years of payment processing and information intelligence expertise, eFunds delivers flexible, innovative solutions to the world’s leading businesses. Leveraging mission-critical business insight, we enable financial services companies, retailers and government organizations to grow their businesses while reducing transaction and infrastructure costs, detecting potential fraud and building long-term customer value. Our flexible delivery model means solutions can be run in-house, outsourced or anything in between, helping customers balance the need for control with operational efficiency and low cost of ownership. From the point of account opening to the settlement of every transaction – debit, credit, or prepaid – eFunds helps businesses win more of the right customers, serve them more efficiently and keep them. www.efunds.com

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, the unpredictability of merger and acquisition activity, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Annual Report on Form 10-K for the period ending December 31, 2005 and its subsequent reports on Form 10-Q.